SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C.  20549



                                   8-K

                             CURRENT REPORT








                   Pursuant to Section 13 or 15(d) of the


                     Securities Exchange Act of 1934



                 Date of Report (Date of earliest event reported)
                                March 5, 1997



Commission         Registrants; State of Incorporation;         IRS Employer
File Number          Address; and Telephone Company             Identification
                                                                       No.

  1-11327           Illinova Corporation                         37-1319890
                    (an Illinois Corporation)
                    500 S. 27th Street Decatur, IL
                    62525 (217) 424-6600

   1-3004           Illinois Power Company                       37-0344645
                    (an Illinois Corporation)
                    500 S. 27th Street
                    Decatur, IL  62525
                    (217) 424-6600



        Total number of sequentially numbered pages is 4.





Item 5.   Other Events
--------------------------
Attached is a copy of a communication to the financial community mailed February 26, 1997.


February 26, 1997

Letter to the Financial Community:

During the current refueling outage, Clinton Power Station has attempted to modify the first of three divisions of its electrical power system. The remaining two divisions were planned for modifications, one each in the next two refueling outages.

The purpose of the modification was to install new transformers which would maintain slightly higher voltages on the electrical busses. Until new transformers are installed, the existing transformers are capable of providing adequate power to the bus.

Unfortunately, several deficiencies have been identified in the implementation of the new transformer design. In order to ensure reliable operation of the electrical system, the decision was made to return to the old transformers until the newer design is modified and fully tested. We anticipate it will take approximately five or six weeks to make the proper changes and receive the NRC's approval for such action. A restart will not be possible until this process is complete.

Concurrently, progress continues on the readiness action plan which we must have in place and approved by the NRC prior to a restart. This plan was developed in response to management's internal assessment of plant operations subsequent to the September 6, 1996 forced outage.

Due to the longevity of the current outage, Clinton's refueling schedule will be shifted six months, with the next outage anticipated during the fall of 1998. As a result, the company will also delay the initiation of accuring outage costs of approximately $1 million per month until July of this year rather than January. This should fully offset incremental operations and maintenance expense at Clinton resulting from the extension of the outage through the first quarter of 1997.

We share your increasing concern as time passes and Clinton remains shut down. Therefore, our plan is to issue a letter of this type biweekly or when pertinent information is available. An expeditious restart of Clinton is of utmost concern. However, please understand that we must establish the proper changes today to ensure Clinton's long-term benefit to Illinova.

Sincerely,

Larry F. Altenbaumer
/s/ Larry F. Altenbaumer



                     SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                              ILLINOVA CORPORATION
                              (Registrant)

                              By/s/Leah Manning Stetzner

                              --------------------
                              Leah Manning Stetzner
                              Vice President,
                              General Counsel,
                              and Corporate Secretary
                              on behalf of
                              Illinova Corporation


Date:     March 5, 1997




                              SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                              ILLINOIS POWER COMPANY
                              (Registrant)

                              By/s/Leah Manning Stetzner
                              --------------------------
                              Leah Manning Stetzner
                              Vice President,
                              General Counsel, and
                              Corporate Secretary
                              on behalf of Illinois Power Company


Date:     March 5, 1997